SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 2004

                                UCAP Incorporated

        Colorado                         0-27480                  84-1325695
(State or other jurisdiction     (Commission File ID No.)     (IRS Employer No.)
    of incorporation)

                        Suite 700, 14001 E. Iliff Avenue
                                Denver, CO 80014
                    (Address of principal executive offices)

                                 (303) 696-1700
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4 - Matters Related to Accountants and Financial Statements

The Company previously reported that it has changed its auditors from Ritchie May & Company to Stark, Winter, Schenkein & Company, LLC. As previously reported, there were no disagreements or issues with the previously selected auditing firm, and the change is largely based on the preference of the Board of Directors to engage an auditing firm with no prior relationship with the Company or its subsidiaries or management team.

The new auditing firm has been engaged to audit the Company's financial statements for inclusion into a Form 10-K Report for the periods ended June 30, 2003 and June 30, 2004 as well as the filing of Form-Q for the periods subsequent to the most recent filing of March 31, 2003. The Company's prior auditors had substantially completed a stub period review of UCMC through the end of February, 2004.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 20, 2004, Mr. Dan Moudy, Chairman of the Board, resigned. Mr. Moudy had served as Chairman and in various management roles since November 2, 2001, at the time when the Company acquired UCMC. On August 11, 2004, Ms. Colleen Brewer resigned from the Board of Directors of the Company as well as other positions with the Company and its subsidiaries. Ms. Brewer had held positions with UCMC for approximately 14 years, serving in various senior management positions, including appointment to the position of Chief Financial Officer of the Company. With the resignation of Ms. Brewer, the only remaining director was Mr. William Rogers, who joined the Board on March 1, 2004. Mr. Rogers has acted as the sole officer and director of the Company since Ms. Brewer's resignation. None of the resignations were due to any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

On September 2, 2004, Mr. Rogers, as the sole director of the Company, appointed Joseph Powell, Gerald Sullivan and Edmond Lowe to the Company's board of directors.

Joseph Powell, age 74, is a retired executive with prior experience in corporate management, including a career with Controlled Data Corporation. He serves as the Executive Director of Big Brothers of Nassau County, Florida, a charitable organization.

Gerald Sullivan, age 63, is a former business executive and has served as a college professor teaching finance-related business courses. Mr. Sullivan previously served as Vice-Chairman of the Board of Directors of the Company from December, 1998 until the August, 1999 merger with The Accent Group. Mr. Sullivan will serve as Chairman of the Audit Committee.

Edmond Lowe, age 44, is a resident of Germany. Mr. Lowe is an attorney and also acts as an adviser to investment funds.

None of the Directors of the Company owns any shares of the Company's stock and there are no relationships with the Company, any of its subsidiaries, or its affiliates.

Section 8 - Other Events

Item 8.01 Other Events

STATUS OF CURRENT OPERATIONS

As previously reported, UCAP Incorporated's, (the "Company") only operating subsidiary, United Capital Mortgage Corporation ("UCMC"), ceased its operations on or about April 30, 2004. Representatives of the Company are engaged in negotiating with various creditors including, but not limited to, landlords, banks, employees and others who have asserted claims against UCMC. There are a few unencumbered assets, which the representatives are in the process of selling, but their sale is not expected to generate any significant cash. The representatives of UCMC have begun an analysis of all remaining obligations and are attempting to negotiate settlements with its creditors. The Company is engaged in litigation as well as being in default on various contracts and leases. If the negotiations with the informal composition of its creditors are successful, bankruptcy filing may be avoided, but if not, the current Board of Directors of the Company may elect to file for bankruptcy of one or more of its business units.

The real estate assets of UCMC Real Estate I, LLC ("Real Estate"), a wholly-owned subsidiary of UCMC, which consists of a residence and development property formerly known as Swiss Air Estates in Forsyth County, Georgia, are currently under contract, subject to certain conditions. If the closing occurs as scheduled on September 30, 2004, the proceeds will be used to pay Real Estate's secured creditors. It is not anticipated that any excess cash will be available to the Company from the sale of these assets.

If the Company is successful in negotiating a consolidated settlement with its creditors (and the creditors of its subsidiary, UCMC), the Board intends to review the possibilities of merging with another company in a new business area for the benefit of its shareholders. The Board of Directors is continuing to plan its strategy and review operating plans at this time.

Representatives of the Company have taken steps to preserve all available records from past operations and to relocate these records to a secure location.

The Securities and Exchange Commission (the "SEC") has notified the Company that it is conducting an inquiry with respect to the Company's failure to timely file financial reports with the SEC for the year ended September 30, 2003 and for the quarters ended June 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004 and filing materially false and misleading reports for the year ended September 30, 2003 and for the quarters ended December 31, 2002 and March 31, 2003. The Company is cooperating with the SEC and its investigation.

CURRENT RESTRUCTURING PLAN

As previously reported, prior to the termination of operations by UCMC, the Company raised a total of $5.1 Million through the sale of a significant number of shares of its common stock for approximately $4.1 Million in a series of transactions with several investors, which was structured as a combination of stock purchases and the issuance of convertible debt, and approximately $1.0 Million through a Credit Facility with one of the investors, and a principal of such investor. Additional financings had been completed prior to this transaction and a substantial amount of such obligations remains unpaid at this time. The debt holders and shareholders who contributed the cash are currently in discussions with the Company to restructure their investment, as well as the debt, penalties and interest. The Board of Directors believes that if a restructuring can be completed, it will benefit the remaining shareholders and will position the Company to be an attractive candidate for merger. There can be no assurances that this plan will be consummated.

ADDITIONAL DISCLOSURES AND SHAREHOLDER COMMUNICATION

The Company intends to keep its shareholders apprised of its plans and progress through the filing of current information on Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        UCAP Incorporated
                                        (Registrant)


Dated:  September 14, 2004              By: /s/ Will Rogers
                                           -------------------------------------
                                            Will Rogers, Director